EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

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McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Federal Bankshares, Inc. on Form S-8 (No. 333-82143) of our report, dated September 13, 2005, appearing in this Annual Report on Form 10-K of First Federal Bankshares, Inc. for the year ended June 30, 2005.


                                               McGLADREY & PULLEN, LLP

Des Moines, Iowa
September 13, 2005

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            Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Federal Bankshares, Inc.:

We consent to incorporation by reference in the Registration Statement #333-82143 on Form S-8 of First Federal Bankshares, Inc. of our report dated August 8, 2003, relating to the consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows of First Federal Bankshares, Inc. and subsidiaries for the year ended June 30, 2003, which report appears in the June 30, 2005, annual report on Form 10-K of First Federal Bankshares, Inc.

                                  /s/ KPMG LLP

Des Moines, Iowa
September 12, 2005